UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 369-0550

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2008, the Compensation Committee of the Board of Directors of Allis-Chalmers Energy Inc., a Delaware corporation (the “Company”), approved an amendment (the “Amendment”) to the employment agreement, dated July 1, 2007, between AirComp LLC, a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and Terrence P. Keane, effective April 1, 2008.  The Amendment was entered into to reflect Mr. Kean’s promotion to Senior Vice President—Oilfield Service of the Company. Pursuant to the Amendment, Mr. Keane’s salary was increased to $275,000 and his performance measures for his annual incentive bonus were amended to reflect performance measures related to the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement among Allis-Chalmers Energy Inc., AirComp LLC and Terrence P. Keane, effective April 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: May 1, 2008	By:	/s/ Theodore F. Pond III

	Name: Title:	Theodore F. Pound III General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement among Allis-Chalmers Energy Inc., AirComp LLC and Terrence P. Keane, effective April 1, 2008.